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                                  EXHIBIT 99.1
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                                  ROBERDS, INC.

                      AMENDED EMPLOYEE STOCK PURCHASE PLAN

                             AS AMENDED MAY 13, 1997



ARTICLE I - PURPOSE

         Section 1.1 - The Roberds, Inc. Employee Stock Purchase Plan (the "Plan") is intended to encourage employees of Roberds, Inc. and its Subsidiaries to remain in the employ of the Corporation or its Subsidiaries and to acquire a proprietary interest in the Corporation through the purchase of its Common Stock. It is intended that this Plan shall constitute an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. Pursuant to the Plan, Employees will be able to purchase Common Stock of the Corporation, at a price less than its fair market value on the date of purchase, from funds accumulated through payroll deductions within a specified period from the effective date of any Offering under the Plan.


ARTICLE II - DEFINITIONS

         Section 2.1 - The following words and phrases shall have the meanings indicated for the purposes of the Plan, unless the context clearly indicates otherwise:

         (a) "Board" - The Board of Directors of Roberds, Inc..

         (b) "Code" - The Internal Revenue Code of 1986, as amended.

         (c) "Committee" - The Committee provided for in Article III of the
Plan.

         (d) "Stock" - The Common Stock of the Company, without par value, or any Common Stock which is a successor to that class.

         (e) "Corporation" - Roberds, Inc., an Ohio corporation.

         (f) "Employee" - Any individual employed by the Corporation or any Subsidiary except persons whose customary employment is for either (i) not more than 20 hours per week, or (ii) not more than 5 months during any calendar year, provided that he shall have at least 90 days of continuous employment immediately prior to any Offering Date specified in Section 6.1.

         (g) "Offering" - Any offering made by the Corporation in accordance with applicable laws and regulations and the terms and conditions of the Plan, permitting eligible Employees to purchase Stock under the Plan.

         (h) "Option" - The right of an eligible Employee to purchase Stock pursuant to an Offering.

         (i) "Participating Employee" - An Employee who makes an authorization for payroll deductions pursuant to Section 6.2 below.



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         (j) "Plan" - The Roberds, Inc. Employee Stock Purchase Plan, as herein set forth, and as amended from time to time pursuant to Section 13.1 below.

         (k) "Subsidiary" - A corporation of which shares having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.

         Section 2.2 - The masculine gender shall include the feminine, and the singular shall include the plural, where appropriate.


ARTICLE III - ADMINISTRATION OF THE PLAN

         Section 3.1 - The Plan shall be administered by the Company's Board, or by a committee ("Committee") of the Board, as determined from time to time by the Board. The Committee shall consist of no fewer than three directors of the Company who shall be appointed, from time to time, by the Board. All references in this Plan to the Committee shall be understood to refer either to the full Board or to the Committee, to the extent administration of the Plan has been delegated by the Board to the Committee.

         Section 3.2 - The Committee shall have full power to construe and interpret the Plan (subject to advice of the Corporation's General Counsel with respect to any question of law), to determine and fix the terms of Offerings and Options, subject to the requirements and provisions of the Plan, and generally to determine any and all questions arising under the Plan.


ARTICLE IV - EMPLOYEES ELIGIBLE TO PURCHASE STOCK

         Section 4.1 - All Employees of the Corporation or of any Subsidiary of the Corporation as of 9 p.m., Eastern Time, on an Offering Date as specified in
Section 6.1, shall be granted an Option to purchase Stock as described in more detail herein, except for any such Employee, who immediately after the granting of an Option, would own (or be deemed to own under the rules of Section 423(b)(3) or 425(d) of the Code) stock of any and all classes possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. If the effect of the granting of an Option to an Employee is such that his total stock ownership (as determined under Sections 423(b)(3) and 425(d) of the Code) equals or exceeds such five percent (5%) limitation, such Option shall be entirely void in the case of any such Employee as if that Option had never been granted to him.


ARTICLE V - STOCK

         Section 5.1 - The Stock subject to Offerings shall be the Corporation's authorized but unissued shares of Stock and shares of Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, which may be used, as the Committee may from time to time determine, for purposes of the Plan.


ARTICLE VI - OFFERINGS, GRANTING OF OPTIONS, AUTHORIZATION OF PAYROLL DEDUCTIONS BY PARTICIPATING EMPLOYEES

         Section 6.1 - Unless a different time period is specified by the Committee, two six-month Offerings of Options to purchase shares of Stock under the Plan will be made by the Committee to all Employees each calendar year, commencing, respectively, on January 1 and July 1 of each calendar year (the "Offering Dates") and terminating on June 30 and December 31 of each such year. Notwithstanding the foregoing, the initial Offering under the Plan commenced on January 1, 1994 and terminated on June 30, 1994. A new Offering of Options shall be made with no further Committee action on the first day of each subsequent six-month period thereafter, until the earlier of the expiration or termination of the Plan, the suspension of further Offerings by the Committee or providing a different time period for the Offerings. Every Employee on the effective date of any Offering shall be deemed to have been granted an Option to purchase Stock in an amount as provided in Section 6.2.


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         Section 6.2 - In an Offering, each Employee is granted an Option to purchase the maximum number of whole shares of Stock which may be acquired based on the percentage of the employee's total compensation which he has elected to have withheld (up to a maximum of 15%) during his participation in the Offering. Each eligible Employee may become a Participating Employee in an Offering by the execution and delivery to the Corporation of a payroll deduction form not later than the commencement date of any Offering under the Plan, as provided by the Committee. A Participating Employee may authorize payroll deductions at the rate of any whole percentage (up to a maximum of 15) of his total compensation (which shall, for purposes of the Plan, be determined without excluding the amount of any elective deferrals or other amounts withheld from his compensation) during the period of the Offering.

         After an Employee has become a Participating Employee in an Offering his participation shall continue on the same basis in each subsequent Offering thereafter, until: (i) such Offerings are terminated, (ii) the Participating Employee withdraws or changes his payroll deduction pursuant to Section 6.4 or,
(iii) the Plan is terminated or expires.

         For each Participating Employee authorizing a payroll deduction, the Corporation will establish on its books a stock purchase account to which payroll deductions will be credited. The amount credited to the account of each Participating Employee shall be applied to pay for Stock purchased by such Employee upon the exercise of his Option as provided herein. Stock subject to Option under the Plan may only be purchased with amounts credited to an Employee's stock purchase account; cash purchases are not permitted.

         Section 6.3 - Amounts withheld from an Employee's pay shall be under the control of the Corporation and need not be held in trust. Amounts credited to the accounts of employees of Subsidiaries of the Corporation shall be remitted to the Corporation from time to time.

         Section 6.4 - A Participating Employee may, at any time not later than five (5) business days prior to the close of any Offering, by written notice to the Committee, direct the Corporation to reduce or cease payroll deductions and, as the case may be:

                  (a) Exercise his Option to purchase with respect to the number of shares which may be purchased at the Option Price for such Offering (as determined pursuant to Section 7.1) with all or any specified part of the amount then credited to his account, and withdraw in cash any amount remaining in such account;

                  (b) Reduce the amount of his subsequent payroll deductions and/or withdraw in cash all or any specified part of the amount then credited to his account, in which event his Option to purchase shall be reduced to the number of shares of Stock which may be purchased, at the Option Price for such Offering (as determined pursuant to Section 7.1) taking into account such reduced deduction or withdrawal;

                  (c) Withdraw in cash the amount credited to his account and terminate his Option.

         Any reduction made in the number of shares subject to Option to purchase is subject to the provisions of Section 6.2 hereof and shall be permanent.


ARTICLE VII - TERMS AND CONDITIONS OF OFFERINGS AND OPTIONS

         Section 7.1 - Except as provided in subparagraph (d) of this Section 7.1, all eligible Employees shall have the same rights and privileges.

                  (a)      Option Price.

         Except as the Committee may otherwise provide before the commencement of any Offering, the price per share at which Stock may be purchased thereunder shall be the lesser of (i) eighty-five percent (85%) of the fair market value per share of Stock determined on the first day of the Offering, or (ii) eighty-five (85%) of the fair market value per share of Stock determined on the last day of the Offering. For purposes of Stock to be purchased pursuant to any Offering hereunder, "fair market value" of a share shall mean the average of the high and low prices reported in the consolidated reporting system (for exchange traded securities and last sale reported over-the-counter securities) or the average of the bid and asked prices (for other over-the-counter securities), determined on the date the Offering commences and on the date the Offering terminates,


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or, if no such prices are available, the fair market value on such dates of a share as the Board shall determine. Unless other dates are specified by the Committee, the date on which the Offering commences and the date the Offering terminates shall be deemed the dates on which the fair market value of a share of Stock shall be determined.

                  (b)      Purchase of Stock

                  At the close of each Offering, a Participating Employee's Option shall be exercised automatically for the purchase of that number of full shares of Stock which the accumulated payroll deductions credited to his account will purchase at the Option Price specified in
         Section 7.1(a). Unless the Participating Employee otherwise directs, any unused credit balance in his stock purchase account shall be used to purchase Stock in the subsequent Offering, if he is a participant therein.

                  (c)      Term of Offering

                  The terms and Expiration Date of each Offering shall be specified in each such Offering, but in no event shall any Offering under the Plan be more than sixty (60) months in duration.

                  (d)      Accrual Limitation

                  Notwithstanding any other provision of the Plan, no Offering shall be deemed to have the effect of granting to any Employee an Option which permits him to purchase Stock pursuant to all unexpired Offerings under the Plan of the Corporation or any Subsidiary to accrue at a rate which exceeds at any time twenty-five thousand dollars ($25,000) of the fair market value of the Stock (determined at the time such Option is granted) during any calendar year in which such Option is outstanding. For the purposes of this subparagraph (d):

                           (A) an Option accrues when the Option (or any portion
                  thereof) first becomes exercisable during any calendar year;

                           (B) an Option accrues at the rate provided in the
                  applicable Offering, but in the case of no Employee may such rate exceed twenty-five thousand dollars ($25,000) of the fair market value of the Stock (determined at the time the Option is granted) during any one calendar year;

                           (C) an Option that has accrued under any one Offering
                  may not be carried over by an Employee to any other Offering; and

                           (D) only Options to purchase Stock that have been
                  granted under an Employee Stock Purchase Plan which complies with Section 423 of the Code shall be taken into account for purposes of this subparagraph (d).

                  (e)      Nontransferability of Options

                  An Option shall not be transferable by the Employee to whom it has been granted otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. However, in the discretion of the Committee, the terms of any Offering may prohibit transfer under any circumstances and provide for cancellation of the unexercised portion of any Option upon the death of an Employee.

                  (f)      Rights on Termination of Employment

                  Subject to any specific limitations and rules of uniform application prescribed by the Committee in any Offering, in the event that a Participating Employee ceases to be an Employee he shall have the right for not more than three (3) months thereafter (or, in the event of his death, his beneficiary or estate shall have the right for not more than one (1) year thereafter) but not beyond the expiration of any Offering, to: (i) elect to exercise his Option in respect to whole Shares by applying all or any part of the amount previously credited to his share purchase account and to receive any balance in cash; or (ii) withdraw in cash the amount in his share purchase account and terminate his election to purchase. In no event, however, shall anything contained in this subparagraph (f) be deemed to confer upon any Employee (or his beneficiary or estate in the event of his death) the right to purchase


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         more than the maximum number of shares of Stock that he would otherwise have been entitled to purchase pursuant to the terms of the applicable Offering.

                  (g)      Other Provisions

                  Each Offering shall contain such other provisions as the Committee shall deem advisable, provided that no such provision may in any way conflict, or be inconsistent with, the terms of the Plan as amended from time to time.

                  (h)      Legal Requirements Re Issuing Shares

                  No shares of Stock shall be issued or transferred pursuant to an Option unless and until all legal requirements applicable to the issuance or transfer or such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.


ARTICLE VIII - RECAPITALIZATION OR REORGANIZATION AND STOCK DIVIDENDS

         Section 8.1 - If the Corporation shall be the surviving corporation in any merger, consolidation or reorganization, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares subject to that Option would have been entitled. Upon the adoption of any plan for the dissolution or liquidation of the Corporation, or upon the approval of any merger, consolidation or reorganization in which the Corporation is not the surviving corporation, each outstanding Option shall terminate, provided, however, that each Participating Employee shall, in such event, subject to such rules and limitations of uniform applications as the Committee may prescribe, be entitled to the rights of terminating Employees provided in Section 7(f) with respect to the Offering in effect prior to the adoption or approval of any such Plan.

         Section 8.2 - The aggregate number of shares of Stock which may be sold pursuant to all Offerings, the aggregate number of shares of Stock which may be purchased by the exercise of outstanding Options in any Offering and the number of shares of Stock and the Option Price per share covered by each such Offering shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares of Stock or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares of Stock effected without the receipt of consideration by the Corporation.

         Section 8.3 - The adjustments provided for in this Article shall be made by the Committee, whose determination in that respect shall be final.

         Section 8.4 - Except as provided in this Article, no Participating Employee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or reorganization.

         Section 8.5 - The grant of an Option under the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


ARTICLE IX - RIGHTS AS STOCKHOLDERS

         Section 9.1 - No Participating Employee nor the transferee of any Option shall have any rights as a stockholder with respect to any Stock purchased pursuant to any Offering until the issuance of a stock certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued. Subject to Section 7(h), stock certificates shall be issued promptly after the exercise of any Option in any Offering.


                                      -7-
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ARTICLE X - TERM OF PLAN

         Section 10.1 - Offerings may be made under the Plan from time to time, provided that no Offering shall terminate later than December 31, 2007.


ARTICLE XI - NUMBER OF SHARES

         Section 11.1 - The aggregate number of shares of Stock that may be sold pursuant to all Offerings under the Plan shall not exceed 500,000, subject to adjustment pursuant to Article VIII.


ARTICLE XII - INDEMNIFICATION OF COMMITTEE

         Section 12.1 - The members of the Committee shall be indemnified by the Corporation against the reasonable expenses incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Offering or Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. A member of the Committee shall not be entitled to indemnification with respect to any matter or claim arising out of gross negligence or willful misconduct by such member in the performance of his duties. As a condition of any indemnification, a Committee member shall in writing offer the Corporation the opportunity, as its own expense, to handle and defend any suit or claim against him. The rights of indemnification provided in this Section 12.1 shall:
(a) operate as a contract right of each member of the Committee, (b) be in addition to (and shall not limit) any other rights of indemnification provided to the member of the Committee pursuant to law, the articles of incorporation or regulations of the Corporation, or any other instrument, and (c) survive termination of service by the member of the Committee and termination of the Plan.


ARTICLE XIII - AMENDMENT OR DISCONTINUANCE OF THE PLAN

         Section 13.1 - The Plan may be amended by the Board at any time, provided that, without the approval of the shareholders of the Corporation, no amendment shall be made which (a) shall cause any Option to fail to qualify as an option under Section 423 of the code, (b) shall increase the number of shares of Stock which may be optioned or sold pursuant to any Offering, (c) shall make any change in the Employees or class of Employees eligible to participate in any Offering, (d) shall amend the provisions of Section 10.1 to extend the term of the Plan, or (f) shall amend this Article XIII.

         Section 13.2 - The Board may by resolution adopted by a majority of the entire Board discontinue the Plan.

         Section 13.3 - No amendment or discontinuance of the Plan by the Board or the shareholders of the Company shall adversely affect any Option theretofore granted without the consent of any grantee of such Option.


ARTICLE XIV - EFFECTIVE DATE AND APPROVAL OF STOCKHOLDERS

         Section 14.1 - The Plan was adopted by the Board on September 24, 1993 and approved by the shareholders on September 24, 1993. The Plan became effective upon the effectiveness of the Company's Registration Statement, filed by the Company under the Securities Act of 1933, on January 10, 1994, Registration No. 33-73900.


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         The Plan was amended by the Board effective November 1, 1996, and was amended again on February 20, 1997, to be effective upon approval by the shareholders, and such shareholder approval was obtained on May 13, 1997.


ROBERDS, INC., BY


/s/ Robert M. Wilson

Robert M. Wilson, its
Executive Vice President